Consent of Independent Certified Public Accountants

         We have issued our report dated October 12, 2001 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 65 as of August 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 16 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 24, 2001